Exhibit 10.7

AMENDMENT NO. 1 TO

SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of June 30, 2004, by and among (a) Dominion Homes, Inc. (the “Company”), (b) the institutions from time to time party to the Credit Agreement (as defined below) signatory hereto (individually a “Lender” and collectively the “Lenders”), and (c) The Huntington National Bank (“Huntington”) in its separate capacity as administrative agent for the Lenders and issuing banks under the Credit Agreement (with its successors in such capacity, the “Administrative Agent”). This Amendment amends and modifies a certain Second Amended and Restated Credit Agreement dated as of December 3, 2003 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) by and among (a) the Company, as borrower, (b) the Lenders, as lenders, (c) KeyBank National Association, as Syndication Agent, (d) U. S. Bank National Association, as Documentation Agent, and (e) Huntington, as issuing bank for any Letters of Credit issued pursuant to the Credit Agreement, a Lender and Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. As of December 3, 2003, the Company, the Lenders, the Administrative Agent and the other agents referred to therein executed and delivered the Credit Agreement setting forth the terms of certain extensions of credit to the Company; and

B. As of December 3, 2003, in connection with the Credit Agreement, the Company executed and delivered, inter alia, revolving credit notes in favor of the Lenders, in the aggregate original principal sum of Two Hundred Fifty Million Dollars ($250,000,000) and a swing note in favor of Huntington in the principal sum of Fifteen Million Dollars ($15,000,000) (hereinafter collectively, the “Notes”); and

C. In connection with the Credit Agreement and the Notes, the Company and certain of its Subsidiaries executed and delivered to the Administrative Agent certain other Loan Documents; and

D. The Company has requested that the Lenders and the Administrative Agent amend and modify the Credit Agreement to increase the maximum amount of the Revolving Credit Commitments to $300,000,000, and the Lenders and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amending Definition. The definition of “Revolving Credit Commitments” contained in Section 14.3, “Defined Terms,” of the Credit Agreement is hereby amended to recite:

“Revolving Credit Commitments” means the aggregate amount of each Revolving Credit Commitment of all the Lenders, provided that the maximum aggregate principal amount of Revolving Loans and Swing Line Loans and the stated amount of the Letter of Credit Obligations shall not exceed $300,000,000, as reduced from time to time pursuant to the terms hereof.

2. Conditions of Effectiveness. All provisions of this Amendment shall become effective as of June 30, 2004, upon satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received:

(i) duly executed counterparts (with sufficient copies for the Administrative Agent, each Lender and the Company) of this Amendment executed by the Administrative Agent, the Lenders and the Company;

(ii) the certified corporate resolutions, the promissory notes, the subsidiary guaranty, opinion, the loan documents or other requirements referenced on Exhibit 2(a) attached hereto, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel;

(iii) all fees and other compensation required to be paid to the Administrative Agent and each Lender increasing its respective Revolving Credit Commitment pursuant hereto, or to any other written agreement or fee letter shall have been paid; and

(b) The representations contained in the immediately following paragraph shall be true and accurate.

3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each Lender as follows: (a) that after giving effect to this Amendment, each representation and warranty made by or on behalf of the Company in the Credit Agreement and in the other Loan Documents is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by the Company and each Restricted Subsidiary, if applicable, of this Amendment and the Loan Documents, as the case may be, have been duly authorized by all requisite corporate or organizational action on the part of each such Person and will not violate any Constituent Document of such Person; (c) each of this Amendment and the Loan Documents has been duly executed and delivered by the Company and each Restricted Subsidiary, as applicable, and each of this Amendment, the Credit Agreement as amended hereby and Loan Document constitutes the legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

4. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “Second Amended and Restated Credit Agreement,” “Credit Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders or the Administrative Agent may have hereunder or thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement or any Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders or the Administrative Agent.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, shall be an original, and all of which together will constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

6. Costs and Expenses. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent’s counsel with respect thereto.

7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the Company, the Administrative Agent and the following Lenders have hereunto set their hands as of the date first set forth above.

COMPANY:

DOMINION HOMES, INC.

By:	/s/ Jon Donnell
Its:	President and Chief Operating Officer

ADMINISTRATIVE AGENT:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Rick J. Zarnock
Its:	Vice President

THE LENDERS:

THE HUNTINGTON NATIONAL BANK,
as Lender and Issuing Bank

By:	/s/ Rick J. Zarnock
Its:	Vice President

BANK ONE, NA, a national banking association

By:	/s/ John C. Hart
Its:	First Vice President

KEYBANK NATIONAL ASSOCIATION,

By:	/s/ Andrew D. Stickney
Its:	Vice President

NATIONAL CITY BANK

By:	/s/ Steven A. Smith
Its:	Senior Vice President

COMERICA BANK

By:	/s/ Jessica L. Kempf
Its:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Dean J. VandeWater
Its:	Assistant Vice President

THE PROVIDENT BANK

By:	/s/ Matthew McPeek
Its:	Vice President

FIFTH THIRD BANK (CENTRAL OHIO)

By:	/s/ Kristie Nicolosi
Its:	Assistant Vice President

FLEET NATIONAL BANK

By:	/s/ Mark W. Lariviere
Its:	Managing Director

WASHINGTON MUTUAL BANK, FA, a federal association

By:	/s/ Antony Ho
Its:	Vice President